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                                         FIRST EMPIRE STATE CORPORATION AND SUBSIDIARIES
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COMPUTATION OF EARNINGS PER COMMON SHARE
Amounts in thousands, except per share                                            Three months ended               Six months ended
                                                                                         June 30                        June 30
                                                                                   1996          1995               1996       1995
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
Primary            Average common shares outstanding                              6,832         6,506              6,616      6,547
                   Common stock equivalents *                                       380           262                379        247
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                      Primary common shares outstanding                           7,212         6,768              6,995      6,794
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                   Net income                                                   $38,659        31,454             74,812     58,622
                   Less: Cash dividends on preferred stock                            0           900                900      1,800
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                      Net income available to common shareholders               $38,659        30,554             73,912     56,822
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                   Earnings per common share - primary                          $  5.36          4.51              10.56       8.36
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Fully diluted      Average common shares outstanding                              6,832         6,506              6,616      6,547
                   Common stock equivalents*                                        384           280                384        284
                   Assumed conversion of 9% convertible
                      preferred stock                                                 0           507                245        507
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                           Fully diluted average common shares outstanding        7,216         7,293              7,245      7,338
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                   Net income                                                   $38,659        31,454             74,812     58,622
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                   Earnings per common share - fully diluted                    $  5.36          4.31              10.32       7.99
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     *    Represents shares of First Empire's common stock issuable upon the assumed exercise of outstanding stock options granted pursuant to the
          First Empire State Corporation 1983 Stock Option Plan under the
          "treasury stock" method of accounting.